Exhibit 10.1
EXECUTION COPY
AMENDMENT TO CREDIT AGREEMENT, WAIVER AND COLLATERAL AGENT CONSENT
This AMENDMENT TO CREDIT AGREEMENT, WAIVER AND COLLATERAL AGENT CONSENT (this “Agreement”), dated as of July 21, 2010, among RENTECH ENERGY MIDWEST CORPORATION, a Delaware corporation (“Borrower”), RENTECH, INC., a Colorado corporation (“Holdings”), the Subsidiary Guarantors, the Lenders party hereto, and the Collateral Agent (as defined below) is entered into in connection with the Credit Agreement referred to in the first recital below.
RECITALS
WHEREAS, Borrower and Holdings are parties to that certain Credit Agreement, dated as of January 29, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Borrower, Holdings, the banks, financial institutions and other entities party to the Credit Agreement as lenders (the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent and as collateral agent (in such capacity, the “Collateral Agent”);
WHEREAS, Borrower has requested that the Required Lenders amend and waive certain provisions of the Credit Agreement as set forth more fully in this Agreement; and
WHEREAS, the Required Lenders have agreed to such amendments and waivers under the Credit Agreement, subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1. Amendments to Credit Agreement.
(a) Amendment of Section 1.01 of Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Excess Cash Flow”, “Incremental Loan Amount” and “Payment Premium” in their entirety therefrom and substituting in lieu thereof the following new definitions:
““Excess Cash Flow” shall mean, for any fiscal year of the Borrower (or, in the case of the fiscal year ended September 30, 2010, the portion thereof commencing on the Closing Date and ending on September 30, 2010), the excess of:
(a) the sum, without duplication, of
(i) Consolidated Net Income for such fiscal year;
(ii) all amounts attributable to depreciation and amortization of the Borrower and its subsidiaries for such fiscal year;

(iii) non-cash charges, expenses or losses (including any non-cash interest expense) of the Borrower and its subsidiaries for such fiscal year to the extent deducted from Consolidated Net Income for such fiscal year and added to net income in the statement of cash flows for such fiscal year in accordance with GAAP;
(iv) decreases in Non-Cash Working Capital for such fiscal year; and
(v) solely with respect to the Borrower’s fiscal year ended September 30, 2010, cash payments received by the Borrower and its subsidiaries following the end of such fiscal year pursuant to prepaid sales contracts between the Borrower or the applicable subsidiary, on the one hand, and a third party that is not an Affiliate of the Borrower or any of its subsidiaries, on the other hand, entered into during such fiscal year in the ordinary course of business; provided that, with respect to any such sales contract, (A) each cash payment received by the Borrower or its subsidiary, as the case may be, thereunder is received by the Borrower or the applicable subsidiary, as the case may be, within 60 days following the end of such fiscal year, (B) the cash received by the Borrower or the applicable subsidiary, as the case may be, is in respect of goods sold with planned delivery to such third party within the first fiscal quarter of the Borrower following the end of such fiscal year, and (C) any such goods are not subject to consignment or other similar arrangement; over
(b) the sum, without duplication, of
(i) Capital Expenditures made by the Borrower and its subsidiaries in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated Net Income;
(ii) scheduled amortization payments of Loans pursuant to Section 2.08(a) made during such fiscal year and paid in cash;
(iii) permanent repayments during such fiscal year in respect of Indebtedness (other than the Loans) and other long-term liabilities of the Borrower and its subsidiaries, in each case paid in cash during such fiscal year, (A) except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated Net Income, and (B) only to the extent that the Indebtedness and other liabilities so repaid by their terms cannot be reborrowed, reincurred or redrawn and such payments do not occur in connection with a refinancing of all or any portion of such Indebtedness or other obligations;
(iv) non-cash gains (including any non-cash interest income) of the Borrower and its subsidiaries for such fiscal year to the extent added to Consolidated Net Income for such fiscal year and deducted from net income in the statement of cash flows for such fiscal year in accordance with GAAP;
(v) increases in Non-Cash Working Capital for such fiscal year; and
(vi) solely with respect to the Borrower’s fiscal year ended September 30, 2011, any cash payments received by the Borrower or any of its subsidiaries during the Borrower’s fiscal year ended September 30, 2011 that are included in the calculation of Excess Cash Flow for the Borrower’s fiscal year ended September 30, 2010 pursuant to clause (a)(v) above of this definition.”

““Incremental Loan Amount” shall mean, at any time, the excess, if any, of (a) $35,000,000 over (b) the aggregate amount of all Incremental Loan Commitments established prior to such time pursuant to Section 2.21.”
““Payment Premium” shall mean at any time with respect to any Loan being prepaid in whole or in part pursuant to Section 2.09 during any of the periods set forth below an amount equal to the percentage set forth opposite such period of the aggregate principal amount of such Loan being prepaid at such time:

Period	Percentage
July 23, 2011 to and including July 22, 2012	4.00%
July 23, 2012 to and including July 22, 2013	3.00%
July 23, 2013 to and including July 22, 2014	1.00%
Thereafter	0.00%”
(b) Amendment of Section 1.01 of Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:
““First Amendment and Consent” shall mean the Amendment to Credit Agreement, Waiver and Collateral Agent Consent, dated as of July 21, 2010, among Holdings, the Borrower, the Subsidiary Guarantors, the Lenders party thereto, and the Collateral Agent.”
““First Incremental Loan Assumption Agreement” shall mean the Incremental Loan Assumption Agreement, dated as of July 21, 2010, among Holdings, the Borrower, the Subsidiary Guarantors, the Incremental Lenders party thereto, and the Administrative Agent.”
““July 2010 Prepayment” shall have the meaning given to such term in Section 5 of the First Amendment and Consent.”
(c) Amendment of Section 2.09(a) of Credit Agreement. Clause (ii) of the proviso to Section 2.09(a) of the Credit Agreement is hereby amended by deleting such clause in its entirety and substituting in lieu thereof the following:
“(ii) no voluntary prepayment of any Loans (other than the July 2010 Prepayment) shall be permitted prior to July 22, 2011.”
(d) Amendment of Section 2.21 of Credit Agreement. Section 2.21 of the Credit Agreement is hereby amended by inserting the following new Section 2.21(e) at the end thereof:

“(e) Notwithstanding anything to the contrary in this Agreement or otherwise, the Borrower shall deliver a written notice to the Administrative Agent and the Lenders at least 30 days prior to the Incremental Loan Closing Date for any issuance of Incremental Loans (whether Loans or Other Loans); provided that no such notice shall be required under this Section 2.21(e) with respect to the Other Loans to be made pursuant to the First Incremental Loan Assumption Agreement.”
(e) Amendment of Article V of Credit Agreement. Article V of the Credit Agreement is hereby amended by adding the following new Section 5.17 to the end thereof:
“SECTION 5.17 Urea Ammonium Nitrate Volume Contracts. The Borrower shall use commercially reasonable efforts to enter into contracts prior to September 23, 2010 for volumes of Urea Ammonium Nitrate targeted to at least 75% of the planned production capacity of the Borrower for the first fiscal quarter ending December 31, 2010 with planned delivery in the fiscal quarter ending December 31, 2010.”
(f) Amendment of Article VII of Credit Agreement. Clause (d) of Article VII of the Credit Agreement is hereby amended by deleting such clause in its entirety and substituting the following new clause in lieu thereof:
“(d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary Guarantor of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05, 5.08, 5.16, 5.17 or in Article VI;”
(g) Amendment of Section 6.11 of Credit Agreement. Section 6.11 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following new Section 6.11 in lieu thereof:
“SECTION 6.11 Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio of the Borrower and its subsidiaries for any period of four consecutive fiscal quarters, in each case taken as one accounting period, as of the last day of any fiscal quarter ending on the date set forth below to be less than the ratio set forth opposite such date below:

Date	Ratio
March 31, 2010	3.15 to 1.00
June 30, 2010	3.15 to 1.00
September 30, 2010	2.60 to 1.00
December 31, 2010	3.00 to 1.00
March 31, 2011	3.40 to 1.00
June 30, 2011	3.80 to 1.00
September 30, 2011	4.50 to 1.00
December 31, 2011	5.00 to 1.00
March 31, 2012	5.20 to 1.00
June 30, 2012	5.70 to 1.00
September 30, 2012	6.00 to 1.00
December 31, 2012	6.00 to 1.00
March 31, 2013	6.00 to 1.00
June 30, 2013	6.00 to 1.00
September 30, 2013	6.00 to 1.00
December 31, 2013	6.00 to 1.00
March 31, 2014	6.00 to 1.00
June 30, 2014	6.00 to 1.00

(h) Amendment of Section 6.12 of Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following new Section 6.12 in lieu thereof:
“SECTION 6.12 Maximum Leverage Ratio. Permit the Leverage Ratio of the Borrower and its subsidiaries as of the last day of the period of four consecutive fiscal quarters ending on the date set forth below to be greater than the ratio set forth opposite such date below:

Date	Ratio

March 31, 2010	2.45 to 1.00
June 30, 2010	2.45 to 1.00
September 30, 2010	2.90 to 1.00
December 31, 2010	2.10 to 1.00
March 31, 2011	1.80 to 1.00
June 30, 2011	1.70 to 1.00
September 30, 2011	1.50 to 1.00
December 31, 2011	1.20 to 1.00
March 31, 2012	1.20 to 1.00
June 30, 2012	1.10 to 1.00
September 30, 2012	1.10 to 1.00
December 31, 2012	1.00 to 1.00
March 31, 2013	1.00 to 1.00
June 30, 2013	1.00 to 1.00
September 30, 2013	1.00 to 1.00
December 31, 2013	1.00 to 1.00
March 31, 2014	1.00 to 1.00
June 30, 2014	1.00 to 1.00
(i) Amendment of Section 9.08 of Credit Agreement. Section 9.08(b) of the Credit Agreement is hereby amended by deleting from the first line thereof the phrase “Neither this Agreement nor any provision hereof” in its entirety and substituting the phrase “Neither this Agreement nor any other Loan Document nor any provision hereof or thereof” in lieu thereof.
(j) Amendment of Section 9.20 of Credit Agreement. Section 9.20 of the Credit Agreement is hereby amended by inserting at the end thereof the following new sentence:
“EACH OTHER LOAN MADE BY AN INCREMENTAL LENDER HEREUNDER ON THE INCREMENTAL LOAN CLOSING DATE PURSUANT TO, AND AS DEFINED IN, THE FIRST INCREMENTAL LOAN ASSUMPTION AGREEMENT WAS SUBJECT TO AN ORIGINAL ISSUE DISCOUNT SUCH THAT SUCH OTHER LOAN RESULTED IN AGGREGATE PROCEEDS TO THE BORROWER IN AN AMOUNT EQUAL TO 94.0% OF SUCH INCREMENTAL LENDER’S INCREMENTAL LOAN COMMITMENT (AS SET FORTH IN THE FIRST INCREMENTAL LOAN ASSUMPTION AGREEMENT).”

Section 2. [Reserved].
Section 3. Release of Collateral. The Collateral Agent (with the approval of the Lenders) hereby agrees, upon the effective date of this Agreement, to execute and deliver a Partial Release of Mortgage, in form and substance reasonably satisfactory to the Collateral Agent, and thereby release the lien of the Borrower Mortgage on that portion of the Mortgaged Property identified on Schedule 1.01(c) to the Credit Agreement as “5005 North Sand Ridge Road, East Dubuque, IL 61025,” and more particularly described as Parcel 9 on Exhibit A to the Borrower Mortgage; provided that, upon the disposition by the Borrower of the such portion of the Mortgaged Property, the proceeds thereof shall constitute Collateral.
Section 4. Waivers of Credit Agreement.
(a) Waivers of Section 2.09 of Credit Agreement. Solely with respect to the Other Loans to be made pursuant to the First Incremental Loan Assumption Agreement, the Lenders hereby waive compliance with the requirements contained in Sections 2.09(a) and 2.09(c) of the Credit Agreement that Borrower deliver a notice of prepayment with respect to the July 2010 Prepayment (as defined below).
(b) Waiver of Section 2.21(a) of Credit Agreement. Solely with respect to the Other Loans to be made pursuant to the First Incremental Loan Assumption Agreement, the Lenders hereby waive compliance with the requirements of Section 2.21(a) of the Credit Agreement; provided that the information otherwise required to be delivered pursuant to such Section 2.21(a) is set forth in the First Incremental Loan Assumption Agreement.
(c) Waiver of Section 2.21(b) of Credit Agreement. Solely with respect to the Other Loans to be made pursuant to the First Incremental Loan Assumption Agreement, the Lenders hereby waive compliance with the requirements of clause (iii) of the fourth sentence of Section 2.21(b) of the Credit Agreement.
(d) Waivers of Section 2.21(c) of Credit Agreement. Solely with respect to the Other Loans to be made pursuant to the First Incremental Loan Assumption Agreement, the Lenders hereby waive compliance with the requirements of clauses (v) and (vi) of Section 2.21(c) of the Credit Agreement.
Section 5. Conditions Precedent. This Agreement shall become effective upon satisfaction of each of the following conditions precedent; provided that Sections 6, 11 and 14 hereof shall be effective upon the execution and delivery of this Agreement by the parties hereto:
(a) The Collateral Agent shall have received a copy of this Agreement duly executed and delivered by each of the Collateral Agent, Borrower, Holdings, the Subsidiary Guarantors and the Required Lenders.
(b) The Administrative Agent shall have received a copy of the Incremental Loan Assumption Agreement, dated as of the date of this Agreement, among Holdings, Borrower, the Subsidiary Guarantors, the Administrative Agent and the Incremental Lenders party thereto (the “First Incremental Loan Assumption Agreement”), duly executed and delivered by each of the parties thereto and, concurrently with the effectiveness of this Agreement, the First Incremental Loan Assumption Agreement shall be in full force and effect.

(c) Each of (i) the conditions set forth in Section 3 of Annex I to the First Incremental Loan Assumption Agreement, and (ii) after giving effect to the waivers contained in Section 4 above, the requirements of Section 2.21 of the Credit Agreement required to be satisfied by the Loan Parties, in each case shall have been satisfied.
(d) The representations and warranties contained herein shall be true and correct in all respects as of the date hereof.
(e) No Default or Event of Default shall have occurred and be continuing as of the date hereof.
(f) [Reserved].
(g) [Reserved].
(h) Credit Suisse shall have received all fees and other amounts due and payable on or prior to the effective date of this Agreement pursuant to the Work Fee Letter, dated July 20, 2010, by and among the Borrower, Holdings and Credit Suisse AG, Cayman Islands Branch.
(i) Borrower shall have made a voluntary prepayment of Loans under Section 2.09 of the Credit Agreement in an aggregate principal amount of $15,000,000 (the “July 2010 Prepayment”), together with accrued and unpaid interest on the principal amount of the Loans paid to but excluding the date of such payment.
Section 6. Borrower Direction. Pursuant to Section 2.09(b) of the Credit Agreement, Borrower hereby irrevocably directs that the July 2010 Prepayment shall be applied (and the July 2010 Prepayment shall, in fact, be applied) prior to the effectiveness of this Agreement pro rata between the Loans against the remaining scheduled installments of principal due in respect of the Loans under, and in compliance with, Section 2.08(a)(i) of the Credit Agreement.
Section 7. Conditions Subsequent. On the Incremental Loan Closing Date (as defined in the First Incremental Loan Assumption Agreement), Borrower shall borrow the Other Loans in accordance with the Incremental Loan Commitment Request (as defined in the First Incremental Loan Assumption Agreement). Failure to comply with this Section 7 shall constitute an Event of Default.
Section 8. Representations and Warranties. Each of Holdings and Borrower hereby represents and warrants, jointly and severally, to the Collateral Agent and the Lenders that, as of the date hereof, (a) all representations and warranties set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects as if made again on and as of the date hereof (except those, if any, which by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing, and (c) the Credit Agreement and all other Loan Documents are and remain legal, valid, binding and enforceable obligations of the Loan Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 9. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any other Loan Document shall survive the execution and delivery of this Agreement, and no investigation by the Collateral Agent, any Lender or any other Person shall affect such representations or warranties, or the right of the Collateral Agent and the Secured Parties to rely upon them.
Section 10. Reference to Agreement. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Agreement shall constitute a Loan Document under the Credit Agreement.
Section 11. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Section 12. Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 13. Limited Effect. This Agreement relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Agent or Lender may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Agent or Lender to execute similar or other amendments or consents under the same or similar or other circumstances in the future.
Section 14. Payment of Legal Fees. Borrower and Holdings shall, jointly and severally, pay all invoiced fees, charges and disbursements of Proskauer Rose LLP incurred in connection with the preparation, negotiation, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.
Section 15. Waiver of Defenses. Without limiting the generality of any other provision in any other Loan Document or otherwise, each of Borrower and Holdings hereby waives any suretyship or other defenses that may arise as a result of the joint and several liability of Borrower and Holdings under this Agreement, and Section 2.03 of the Guarantee and Collateral Agreement is hereby incorporated herein by this reference, mutatis mutandis.
Section 16. Ratification by Guarantors. Each Guarantor hereby acknowledges and agrees that (i) its consent to this Agreement is not required (except, in the case of Holdings, with respect to Section 1 only), but each Guarantor nevertheless hereby agrees and consents to this Agreement and to the documents and agreements referred to herein, (ii) notwithstanding the effectiveness of this Agreement, such Guarantor’s Guarantee shall remain in full force and effect without modification thereto, (iii) nothing herein shall in any way limit any of the terms or provisions of any Guarantor’s Guarantee or any other Loan Document executed by any Guarantor (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time), all of which are hereby ratified, confirmed and affirmed in all respects, (iv) no other agreement, instrument, consent or document shall be required to give effect to this Section 16, and (v) the Borrower, Holdings, the Agents and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from any Guarantor (other than, to the extent expressly required under Section 9.08 of the Credit Agreement, Holdings) and without affecting the validity or enforceability of any Guarantor’s Guarantee or Collateral or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s Guarantee or Collateral.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Credit Agreement, Waiver and Collateral Agent Consent to be executed by their respective duly authorized officers, as of the date first above written.

RENTECH ENERGY MIDWEST CORPORATION as Borrower
By:	/s/ Dan J. Cohrs
Dan J. Cohrs
Vice President and Treasurer

RENTECH, INC. as Holdings and as Guarantor
By:	/s/ Dan J. Cohrs
Dan J. Cohrs
Chief Financial Officer and Executive Vice President

[Signature Page to Amendment to Credit Agreement, Waiver and Collateral Agent Consent]

RENTECH, INC RENTECH SILVAGAS LLC RENTECH DEVELOPMENT CORPORATION RENTECH SERVICES CORPORATION SILVAGAS CORPORATION RENTECH ENERGY TECHNOLOGY CENTER, LLC, each as a Guarantor
By:	/s/ Dan J. Cohrs
Dan J. Cohrs
Chief Financial Officer and Executive Vice President

[Signature Page to Amendment to Credit Agreement, Waiver and Collateral Agent Consent]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent
By:	/s/ Mikhail Faybusovich
Mikhail Faybusovich
Vice President

By:	/s/ Vipul Dhadda
Vipul Dhadda
Associate

[Signature Page to Amendment to Credit Agreement, Waiver and Collateral Agent Consent]

Highbridge Principal Strategies — Senior Loan Fund II, L.P., as Lender By: HIGHBRIDGE PRINICIPAL STRATEGIES, LLC, its Investment Manager
By:	/s/ Michael Patterson
Managing Director

Highbridge Senior Loan Holdings, L.P., as Lender By: HIGHBRIDGE PRINCIPAL STRATEGIES, LLC, its Investment Manager
By:	/s/ Michael Patterson
Managing Director

HB Onshore Fund, LLC, as Lender By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity
By:	/s/ Noah Greenhill
Title: Managing Director

Special Situations Investing Group, Inc., as Lender
By:	/s/ Robert G. Frahm III
Authorized Signatory

[Signature Page to Amendment to Credit Agreement, Waiver and Collateral Agent Consent]